Exhibit 14.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333- 06378, 333-103888, 333-108149, 333-129640, 333-129733, 333-152662, 333-157729, 333-185886, 333-185887, 333-185889, 333-185890, 333-208658, 333-208660, 333-208661 and 333- 232174 on Form S-8 of our report dated 21 March 2024 (28 March 2025 as to Note 2), to the financial statements of WPP plc.

/s/ Deloitte LLP
London, United Kingdom
19 March 2026